CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 26, 2009 on the financial statements of Cicero Resources Corp. for the year ended December 31, 2008.

/s/ Kempisty & Company

Kempisty & Company
Certified Public Accountants, P.C.
New York, New York

Dated: June 11, 2009